UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2010

THQ INC.

(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

29903 Agoura Road
Agoura Hills,
California	91301
(Address of principal executive offices)	(Zip Code)

(818) 871-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)   Appointment of Chief Accounting Officer

On May 11, 2010, THQ Inc. (the “Company”) appointed Teri J. Manby as Chief Accounting Officer of the Company.  Ms. Manby also serves as a vice president and corporate controller of the Company.  Ms. Manby has more than 15 years of accounting and financial experience, including 12 years at the public accounting firm of Deloitte & Touche.  Ms. Manby joined the company in 2008 as director of financial reporting, and  has served as vice president and corporate controller since March 2009.

(e)   Compensatory Arrangement of Named Executive Officer

On May 11, 2010, the Board of Directors of the Company approved a relocation package for Ian Curran, a named executive officer of the Company, consisting of the following:

Relocation bonus:  $61,110

Executive Relocation Package:  Includes movement of household goods and personal effects, travel for the family to the new location near the Company’s headquarters, twelve (12) months of temporary housing (approx. $5500 / month) near the Company’s headquarters, personal tax consultation and dual country tax preparation assistance

UK Employer Pension Plan:   Upon transferring to the United States, the Company will continue to make employer-sponsored payments to Mr. Curran’s UK pension plan in the amount equal to 12% of base salary (subject to IRS limits).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

Date: May 17, 2010	By:	/s/ Edward L. Kaufman
Edward L. Kaufman,
Executive Vice President, Business and Legal Affairs